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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE
Contact: Terrence Bowshier
Vice President
Director of Investor Relations
(614) 464-5078


                   STATE AUTO FINANCIAL CORPORATION ANNOUNCES
                    PLANNED $100 MILLION SENIOR NOTE ISSUANCE

Columbus, Ohio (October 30, 2003) -State Auto Financial Corporation (NASDAQ:
STFC) today announced that it is planning an offering of $100 million of Senior Notes due 2013 in an offering exempt from the registration requirements of the Securities Act of 1933. The Company intends to use the proceeds from the offering to repay $30 million of debt and for general corporate purposes, including providing additional capital to certain of its subsidiaries to support the continued growth of their insurance operations.

The notes to be offered will not be or have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy such notes and is issued pursuant to Rule 135c under the Securities Act of 1933.